                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             Proxima Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

                              PROXIMA CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 23, 1997

To The Stockholders:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Proxima Corporation, a Delaware corporation (the "Company"), will be held on July 23, 1997, at 5:00 p.m. at the offices of the Company, 9440 Carroll Park Drive, San Diego, California 92121, for the following purposes:

          1. To elect directors to serve for the following year and until their successors are duly elected;

          2. To approve an amendment to the Amended and Restated 1996 Stock Plan to increase the number of shares reserved for issuance by 1,000,000 shares;

          3. To ratify the appointment of Deloitte & Touche LLP as independent accountants of the Company for fiscal year 1998; and

          4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Stockholders of record at the close of business on June 6, 1997, are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as soon as possible in the envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                          By Order of the Board of Directors

                                          /S/ THOMAS D. KAMPFER
                                          Thomas D. Kampfer

                                          Secretary

San Diego, California

June 23, 1997

                              PROXIMA CORPORATION

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 23, 1997

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of Proxima Corporation (the "Company") for the Annual Meeting of Stockholders to be held on July 23, 1997, at 5:00 p.m. at the offices of the Company, 9440 Carroll Park Drive, San Diego, California 92121, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

     The Company intends to mail this Proxy Statement and the related Proxy on or about June 23, 1997, to all stockholders entitled to vote at the meeting.

     In order to be consistent with the financial reports of the Company and for ease of presentation, the Company has indicated its fiscal year as ending on March 31, whereas the Company operates and reports on a 52-53 week fiscal year ending on the Sunday closest to March 31.

RECORD DATE; OUTSTANDING SHARES

     Only stockholders of record at the close of business on June 6, 1997, are entitled to receive notice of and to vote at the meeting. The outstanding voting securities of the Company as of such date consisted of 7,152,368 shares of Common Stock.

REVOCABILITY OF PROXIES

     The enclosed Proxy is revocable at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. If a person who has executed and returned a proxy is present at the meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the proxy holders to vote his or her proxy.

VOTING AND SOLICITATION

     Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. In the election of directors, each stockholder will be entitled to vote for six nominees, and the six nominees with the greatest number of votes will be elected.

     The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of the quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

     Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's next Annual Meeting must be received by the Company no later than February 16, 1998, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                             ELECTION OF DIRECTORS

     A Board of six directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the Company's six nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. In the event that any of the nominees shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

VOTE REQUIRED

     The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

     The names and certain information about the nominees for directors are set forth below:

                                                                                           DIRECTOR
   NAME OF NOMINEE       AGE                 POSITION/PRINCIPAL OCCUPATION                  SINCE
---------------------    ---     ------------------------------------------------------    --------
Patrick Arrington        54      Partner, Brobeck, Phleger & Harrison LLP                    1994
Richard E. Belluzzo      43      Executive Vice President, Computer Organization,            1995
                                 Hewlett-Packard Company
Robert W. Johnson        47      Private Venture Capital Investor                            1985
Jeffrey M. Nash          49      President, TransTech Information Management Systems,        1993
                                 Inc.
Kenneth E. Olson         60      Chairman of the Board; Interim President and CEO            1984
John M. Seiber           62      Senior Vice President of PaineWebber, Inc.                  1988

     Except as set forth below, each of the nominees has been engaged in the principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

     Mr. Arrington has been engaged in the practice of law since 1968 and is a member of the law firm of Brobeck, Phleger and Harrison LLP, Newport Beach, California.

     Mr. Belluzzo is the Executive Vice President, Computer Organization at Hewlett-Packard Company. Mr. Belluzzo has held various positions at Hewlett-Packard during the last twenty years.

     Mr. Johnson has been a private venture capital investor since July 1988. Mr. Johnson is a director of STAC Electronics, Inc. and of ViaSat, Inc.

     Mr. Nash is the President of TransTech Information Management Systems, Inc., a software development company. From June 1994 to July 1995, Mr. Nash served as President of Digital Perceptions, Inc., a software development company. From 1989 to June 1994, he was President of VISqUS Corporation, a computer disk drive/magnetic recording technology development company which he co-founded and which is a subsidiary of Conner Peripherals, a disk drive company. Mr. Nash is a director of Remec, Inc. and of ViaSat, Inc.

     Mr. Olson has served as Chairman of the Board since 1984. In March 1997, the Board appointed him Interim President and Chief Executive Officer. Prior to leaving the Company in 1996, he had been Chief Executive Officer from December 1990 to February 1996 and was also President of the Company from April 1995 to February 1996. Mr. Olson is a director of LIDAK Pharmaceuticals and Applied Digital Access, Inc.

     Mr. Seiber is a Senior Vice President of PaineWebber, Inc., an investment company. He has served in a variety of positions with PaineWebber, Inc. since 1962.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of June 6, 1997, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each current director of the Company, (iii) each of the officers named in the table under "Executive Compensation -- Summary Compensation Table" and (iv) all directors and executive officers as a group. Except as otherwise noted, the Company knows of no agreements among its stockholders which relate to voting or investment power of its shares of Common Stock.

                                                                    SHARES OF COMMON
                                                                          STOCK
                                                                   BENEFICIALLY OWNED
                                                                  ---------------------
                   DIRECTORS, EXECUTIVE OFFICERS AND                          PERCENTAGE
                       FIVE PERCENT STOCKHOLDERS                  NUMBER      OWNERSHIP
        --------------------------------------------------------  -------     ---------
        Patrick Arrington(1)....................................   11,874       *
        Philip G. Baker.........................................    1,075       *
        Richard E. Belluzzo(2)..................................    6,633       *
        Michael H. Chaffin, Jr..................................      282       *
        Robert W. Johnson(3)....................................   22,758       *
        Jeffrey M. Nash(4)......................................   13,954       *
        Kenneth E. Olson(5).....................................  262,930        3.5
        John E. Rehfeld(6)......................................    2,075       *
        John M. Seiber(7).......................................   21,604       *
        Michael S. Tamkin(8)....................................   10,710       *
        Dennis A. Whittler(9)...................................   64,496       *
        All directors and executive officers as a group
          (14 persons)(10)......................................  467,968        6.0

---------------
  *  Less than one percent

 (1) Includes 11,874 shares subject to outstanding options that are exercisable within 60 days of June 6, 1997.

 (2) Includes 6,633 shares subject to outstanding options that are exercisable within 60 days of June 6, 1997.

 (3) Includes 13,498 shares subject to outstanding options that are exercisable within 60 days of June 6, 1997.

 (4) Includes 13,954 shares subject to outstanding options that are exercisable within 60 days of June 6, 1997.

 (5) Includes 60,500 shares subject to outstanding options that are exercisable within 60 days of June 6, 1997, and 20,500 held in his name as trustee of a charitable remainder trust and as to which shares he disclaims beneficial ownership.

 (6) Includes 1,000 shares held by his spouse, Gunvor Rehfeld, as to which shares Mr. Rehfeld disclaims beneficial ownership.

 (7) Includes 13,498 shares subject to outstanding options that are exercisable within 60 days of June 6, 1997, and 1,000 shares held by his spouse, Patricia Seiber, as to which shares Mr. Seiber disclaims beneficial ownership.

 (8) Includes 10,710 shares subject to outstanding options that are exercisable within 60 days of June 6, 1997.

 (9) Includes 38,804 shares subject to outstanding options that are exercisable within 60 days of June 6, 1997.

(10) Includes 186,238 shares subject to outstanding options that are exercisable within 60 days of June 6, 1997.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of eight meetings during the fiscal year ended March 31, 1997.

     The Audit Committee, currently consisting of directors Arrington and Johnson, met once during the last fiscal year. This Committee recommends engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by such accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee, currently consisting of directors Johnson, Nash and Seiber, met once during the last fiscal year. This Committee establishes the salary and incentive compensation of the executive officers of the Company and administers the Company's employee benefit plans.

     The Finance Committee, currently consisting of directors Seiber and Olson, held two meetings during the last fiscal year. The Finance Committee reviews matters concerning financing strategies and strategic alliances.

     The Nominating Committee, currently consisting of directors Nash, Arrington and Belluzzo, met once during the last fiscal year. The Nominating Committee reviews candidates and makes recommendations for nominees to serve on the Board of Directors. The Committee will consider recommendations by stockholders for vacancies on the Board. Suggestions may be submitted to the Secretary of the Company. In addition, the Committee also reviews the criteria for the position of CEO and President and interviews the final candidates.

     During fiscal year 1997, all directors attended at least 75% of the meetings of the Board of Directors and meetings of Committees on which such director served with the exception of Mr. Arrington, who attended 50% of the Board meetings held.

BOARD COMPENSATION

     Non-employee directors are compensated at the rate of $1,000 per meeting of the Board of Directors and $500 per meeting of a committee that is held on a day when a meeting of the entire Board is not held. Non-employee directors also receive a $1,000 quarterly retainer.

     Subsequent to the end of fiscal 1997, the Board of Directors resolved to compensate non-employee directors for various meetings and their retainer in the form of Company common stock. Directors will continue to be reimbursed for out-of-pocket expenses in connection with their attendance at meetings.

     Directors may be compensated for special assignments from time to time on an hourly, per diem or per project basis. During the period Mr. Olson was a non-employee director, he was engaged to provide services to the Company principally in connection with its business relationship with its affiliate, Laser Power Corporation. He was compensated in the amount of $18,814, which is included in the Summary Compensation Table under the heading "All Other Compensation."

     In addition, all directors are eligible to receive options to purchase stock under the Company's Amended and Restated 1996 Stock Plan.

REPORT OF THE COMPENSATION COMMITTEE

     The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's officers with respect to the compensation paid to the officers for the year ended March 31, 1997.

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for reviewing and evaluating the compensation of the Company's officers. The duties of the Compensation Committee include reviewing and making recommendations regarding salaries, bonuses and equity-based compensation to the Board. All recommendations by the Committee submitted to the Board are reviewed and approved by the non-employee directors. The Committee is composed of Messrs. Robert Johnson, Jeffrey Nash and John Seiber, all of whom are independent, outside directors of the Company.

        - Base Salaries

          The Committee establishes the base salaries of the officers by considering the salaries of officers in similar positions at comparably sized companies in the electronics industry using survey information contained in the Radford Associates Management Total Compensation Report. The Committee benchmarks salaries to the 50th percentile of the survey range and also considers the Company's performance over the past year in such areas as profitability and progress toward long-term goals. The base salaries are reviewed annually.

        - Annual Bonuses

          The Committee establishes target bonus levels which vary between 20% and 50% of base salary for officers. The Committee also predetermines a minimum performance level below which no bonus is earned and the performance goal at which the full target bonus is earned. Additional bonus amounts are earned for achievement of results above the targets. The target bonus is prorated for achievement of results between the minimum level and the performance goal. For fiscal 1997, annual bonuses were based upon earnings goals, individual goal achievements and also upon revenue goals for certain officers who are primarily involved with selling. No performance bonuses were paid during fiscal 1997.

        - Equity-Based Compensation

          The Committee views stock options as an important part of the Company's long-term performance-based compensation plan. The Committee bases grants of stock options to the officers upon its estimation of each executive's potential contribution to the long-term growth and profitability of the Company. The program is intended to provide additional incentives to the officers to maximize stockholder value. An extensive review of industry practices was conducted during fiscal 1997 which served as the basis for equity-based compensation in fiscal 1997. All options are granted at the fair market value of the Company's Common Stock at the date of grant. The stock options vest over time to encourage key employees to remain with the Company.

        - Chief Executive Officer Compensation

          The compensation of the Company's Chief Executive Officer was based upon the same criteria described above. Specifically, the Committee considered (i) salaries of chief executive officers for comparably sized companies in the electronics industry, (ii) the profitability goals of the Company and the performance of similar companies, and (iii) the Company's performance for fiscal year 1997.

     Section 162(m) of the United States Internal Revenue Code of 1986 (the "Code") limits deductibility of compensation in excess of $1 million paid to a company's chief executive officer and four other highest paid executive officers unless such compensation qualifies as "performance based." The Company will not be affected by this limitation for the 1997 fiscal tax year. The Compensation Committee intends to review this issue periodically to determine whether further changes to the Company's compensation policies and practices are advisable in order to preserve deductibility.

SPECIAL REPORT ON THE FISCAL YEAR 1997 REPRICING OF OPTIONS

     In fiscal year 1997, the Committee determined that factors affecting the stock price of the Company's shares made it necessary to consider a program to reprice certain options to purchase common stock of the Company. Stock options are intended to incentivize employees, and they form a major component of an employee's compensation package. The Committee believes that stock options strengthen the Company's ability to attract and retain key employees who contribute to the Company's success. The Committee deemed it necessary to reprice specific outstanding stock options held by employees, including the Company's executive officers. Prior to this action, the Company's stock price had been depressed. In order to retain key employees, the Committee concluded it was important that out-of-the-money options be repriced to reflect the current market value. Option grants to directors were not eligible for participation in this program.

     After consideration and upon recommendation of the Compensation Committee, on July 10, 1996, the Board of Directors approved the repricing of all outstanding options for non-officer employees and directed management to convey the information to the employees. A repricing program was implemented and communicated to the affected employees. Under the program, non-officer employees holding outstanding options with an exercise price higher than the closing price of a share of Proxima Corporation common stock on the repricing date of August 14, 1996 were eligible to participate in the repricing program. Each optionee holding an out-of-the-money option was offered the opportunity to either retain the existing option or to accept a repricing of the affected option at an exercise price of $11.50. No change was made in the number of options granted, but employees who accepted the repricing offer agreed to a new vesting schedule. Under the new vesting schedule options vest over a period of four years at the rate of 25% per annum commencing on the first anniversary of the date of the repricing.

     On September 25, 1996, the Board of Directors approved the repricing of all options held by officers with prices exceeding the closing price of Proxima Corporation common stock on September 26, 1996. Such closing price was $12.00. The program for officers was consistent with that offered to the general employees with the exception of the exercise price which was governed by the market price of the stock at the repricing date specified in the Board resolution.

     The Committee and the Board of Directors believe that with the repricing program, employees will continue to view their options as a valuable part of their total compensation. The Company believes that this will aid it in retaining critical employees. It will, however, be necessary for the employees who elected to participate in the repricing program to continue employment with the Company for another four years in order to receive the maximum benefit from the repriced options, and then only if the market value of the stock rises above the stated option price.

     Following the close of the fiscal year, and as the price of the common stock continued to decrease, the Committee again reviewed the value of the outstanding stock options and recommended a second repricing program. On April 24, 1997, the Board approved this second repricing program for all employees and executive officers. All employees have the opportunity to accept a lower exercise price in exchange for the commencement of a new vesting period, so that only employees remaining with the Company for a minimum of four years would have an opportunity to take full advantage of the repricing program. The amended price of the options is $5.19, but at this date, the repricing program has not been completed.

     COMPENSATION COMMITTEE:
                                     Robert W. Johnson, Chairman
                                     Jeffrey M. Nash, Committee Member
                                     John M. Seiber, Committee Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries.

PERFORMANCE GRAPH

     The following is a graph comparing the cumulative total return to stockholders of the Company's Common Stock to two indices: (i) the Nasdaq Stock Market (U.S. Companies) Index and (ii) the Nasdaq Computer Manufacturers Stock Index. Information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

                 COMPARISON OF 50-MONTH CUMULATIVE TOTAL RETURN

                                                           NASDAQ STOCK
        MEASUREMENT PERIOD                PROXIMA           MARKET-U.S.       NASDAQ COMPUTER
      (FISCAL YEAR COVERED)             CORPORATION          COMPANIES         MANUFACTURERS
FEB-93                                            $100                 100                 100
MAR-93                                              94                  98                  90
MAR-94                                              70                 106                  87
MAR-95                                             199                 118                 104
MAR-96                                             147                 161                 161
MAR-97                                              43                 186                 192

     The Performance Graph shows the cumulative total return on investment assuming an investment of $100 on February 4, 1993, in the Company, the Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Computer Manufacturers Stock Index. The return on investment includes the reinvestment of dividends, although dividends have never been paid on Company stock.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the compensation paid by the Company for the year ended March 31, 1997, to any person acting as the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company.

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                              ------------
                                                                               SECURITIES
                                                   ANNUAL COMPENSATION         UNDERLYING       ALL OTHER
                                    FISCAL       ------------------------        OPTION        COMPENSATION
   NAME AND PRINCIPAL POSITION       YEAR        SALARY ($)     BONUS ($)      AWARDS (#)         ($)(1)
----------------------------------  ------       ----------     ---------     ------------     ------------
Philip G. Baker...................   1997          160,000        50,000          47,000(3)        36,314
  Vice President, Product            1996(2)        31,597        15,000          40,000           30,422
  Development                        1995               --            --              --               --
Michael H. Chaffin, Jr. ..........   1997          207,392            --          67,500(3)        14,450
  Executive Vice President,          1996(2)       115,822            --          60,000           37,895
  Business Development               1995               --            --              --               --
Kenneth E. Olson..................   1997(2)        54,221         6,160           2,500           95,040
  Interim President and CEO;         1996          221,538            --              --           17,278
  Chairman of Board                  1995          220,000       220,000          37,000           13,865
John E. Rehfeld...................   1997(2)       311,312        75,000         215,000(3)       580,937
  Former President and CEO           1996(2)        55,386        25,000         200,000            3,068
                                     1995               --            --              --               --
Michael S. Tamkin.................   1997          161,000            --          26,000(3)         8,301
  Vice President, Manufacturing      1996          155,000            --          20,000            5,833
                                     1995(2)       136,635        68,345          30,000           52,617
Dennis A. Whittler................   1997          158,461         3,060          15,500(3)         6,322
  Vice President, Finance;           1996          149,000            --              --            5,041
  Chief Financial Officer            1995          129,000        81,041          10,000            4,962

---------------

(1) Includes for fiscal year 1997: Key executive insurance premiums
    (Baker -- $255; Chaffin -- $670; Olson -- $2,670; Rehfeld -- $3,958;
    Tamkin -- $818; Whittler -- $191); Matching contributions to Company's 401(k) plan (Baker -- $7,177; Chaffin -- $5,128; Olson -- $3,661;
    Rehfeld -- $10,313; Tamkin -- $5,151; Whittler -- $6,131); Relocation expenses (Baker -- $28,587; Chaffin -- $2,352; Rehfeld -- $257,066); Change in status or termination payments (Olson -- $60,000; Rehfeld -- $300,000); Automobile allowances (Chaffin -- $6,300; Olson -- $1,255;
    Rehfeld -- $9,600; Tamkin -- $2,332); Amounts as a non-employee director (Olson -- $18,814 consulting fees and $8,640 director's fees).

(2) Employed for a portion of the fiscal year.

(3) See also "Special Report on the Fiscal Year 1997 Repricing of Options" and "Information Regarding Repricing, Cancellation or Regrant of Options."

     Option Grants in Last Fiscal Year. The following table sets forth each grant of stock options made during the fiscal year ended March 31, 1997, to each of the executive officers named in the Summary Compensation Table :

                                                 INDIVIDUAL GRANTS
                                  -----------------------------------------------
                                               % OF TOTAL                                  POTENTIAL
                                                OPTIONS                               REALIZABLE VALUE AT
                                  SECURITIES   GRANTED TO                           ASSUMED ANNUAL RATES OF
                                  UNDERLYING   EMPLOYEES    EXERCISE                STOCK PRICE APPRECIATION
                                   OPTIONS     IN FISCAL    OR BASE    EXPIRATION     FOR OPTION TERM (1)
              NAME                GRANTED(#)      YEAR       PRICE        DATE         5%            10%
--------------------------------  ----------   ----------   --------   ----------   --------      ----------
Philip G. Baker.................      7,000        2.0       $11.50      8-14-03    $ 32,772      $   76,372
                                     40,000         (2)       12.00      9-25-03     195,408         455,384
Michael H. Chaffin, Jr..........      7,500        2.2        11.50      8-14-03      35,112          81,827
                                     60,000         (2)       12.00      9-25-03     283,112         683,076
Kenneth E. Olson................      2,500         .7        11.50      8-14-03      11,704          27,276
John E. Rehfeld.................     15,000        4.4        11.50      8-14-03      70,225         163,654
                                    200,000         (2)       12.00      9-25-03     977,041       2,276,921
Michael S. Tamkin...............      6,000        1.7        11.50      8-14-03      28,090          65,461
                                     20,000         (2)       12.00      9-25-03      97,704         227,692
Dennis A. Whittler..............      5,500        1.6        11.50      8-14-03      25,749          60,006
                                     10,000         (2)       12.00      9-25-03      48,852         113,846

---------------

(1) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the seven year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) These options were repriced during fiscal 1997, but were granted in prior years and, therefore, are not included in the calculations for this column.

     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values. This table sets forth, for each of the executive officers named in the Summary Compensation Table, each exercise of stock options during the fiscal year ended March 31, 1997, and the year-end value of unexercised options:

                                                          NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                            SHARES                       UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                          ACQUIRED ON      VALUE          OPTIONS AT YEAR-END:                AT YEAR-END:
          NAME            EXERCISE(#)   REALIZED(1)    EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE(2)
------------------------  -----------   -----------   ----------------------------   -------------------------------
Philip G. Baker.........         --              --           0          47,000             --                --
Michael H. Chaffin,
  Jr....................         --              --           0          67,500             --                --
John E. Rehfeld.........         --              --           0         215,000             --                --
Kenneth E. Olson........    176,414     $ 1,282,481         500           2,000             --                --
Michael S. Tamkin.......         --              --       8,589          38,411             --                --
Dennis A. Whittler......         --              --      37,037          23,462             --                --

---------------

(1) Market value of underlying securities minus exercise price at time of exercise.

(2) None of these options are in-the-money.

INFORMATION REGARDING REPRICING, CANCELLATION OR REGRANT OF OPTIONS

     As set out above in the Special Report on Fiscal 1997 Repricing of Options, the Company implemented an option repricing program for executive officers and other employees holding out-of-the-money options. The repricing was effective August 14, 1996 as to employees and September 26, 1996 as to executive officers. At the employee's election, each option was repriced to the fair market value of the common stock pursuant to the criteria established in the Board's resolutions ($11.50 on August 14, 1996 for employees and $12.00 on

September 26, 1996 for executive officers) and became subject to a new vesting schedule. The April 24, 1997 repricing program has not been completed at this time.

     The following table sets forth (i) information with respect to each of the Company's Named Executive Officers who participated in the option repricing program effected September 26, 1996, and (ii) information with respect to all former or current executive officers of the Company concerning their participation in any option repricing programs implemented by the Company during the last ten fiscal years.

                                               NUMBER OF     MARKET PRICE   EXERCISE                 LENGTH OF
                                               SECURITIES    OF STOCK AT    PRICE AT              ORIGINAL OPTION
                                               UNDERLYING      TIME OF       TIME OF              TERM REMAINING
                                              OPTIONS/SARS   REPRICING OR   REPRICING     NEW       AT DATE OF
                                              REPRICED OR       AMEND-      OR AMEND-   EXERCISE   REPRICING OR
        NAME AND POSITION            DATE      AMENDED(#)      MENT($)       MENT($)    PRICE($)     AMENDMENT
----------------------------------  -------   ------------   ------------   ---------   -------   ---------------
Philip Baker......................  9-26-96       40,000         12.00        20.75      12.00    76 of 84 months
Vice President, Product
Development
Michael H. Chaffin, Jr............  9-26-96       60,000         12.00        18.63      12.00    71 of 84 months
Executive Vice President, Business
Development
Charles Chestnutt.................  9-26-96       10,000         12.00        25.875     12.00    66 of 84 months
Former Vice President and
Controller
Frank Drdek.......................  9-26-96       10,000         12.00        25.875     12.00    66 of 84 months
Vice President, Human Resources
Donald Houston....................  9-26-96       30,000         12.00        25.875     12.00    66 of 84 months
Former Vice President,                            10,000         12.00        19.75      12.00    71 of 84 months
Sales
John Rehfeld......................  9-26-96      200,000         12.00        20.75      12.00    76 of 84 months
Former President and CEO
Michael Tamkin....................  9-26-96       10,000         12.00        35.875     12.00    62 of 84 months
Vice President, Manufacturing                     10,000         12.00        25.875     12.00    66 of 84 months
Dennis Whittler...................  9-26-96       10,000         12.00        25.875     12.00    66 of 84 months
Vice President, Finance, CFO

     At the present time, the fiscal year 1997 repricing of officers' options affects a total of 40,000 options.

EMPLOYMENT AND/OR TERMINATION AGREEMENTS

     On March 26, 1997, John E. Rehfeld resigned as President, CEO and Director. Under the terms of his employment agreement, at his termination, he is entitled to receive twelve months salary at his then current compensation rate, i.e. $300,000 per annum, payable in biweekly installments. This amount is included in the Summary Compensation Table.

     Subsequent to the end of the fiscal year, Philip G. Baker, Vice President, Product Development resigned his employment. Under an Employment Release Agreement executed May 10, 1997, Mr. Baker will receive a salary continuation benefit of $160,000 payable in biweekly installments over a twelve month period.

     Subsequent to the end of the fiscal year, Michael H. Chaffin, Jr., Executive Vice President, Business Development, resigned his employment. Under a Change in Status and General Release Agreement executed December 20, 1996, Mr. Chaffin will receive a salary continuation benefit of $86,667 payable in biweekly installments over a six month period.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     The Company's Bylaws provide that the Company is required to indemnify its officers and directors to the maximum extent and in the manner permitted by Delaware law. Further, the Company has entered into indemnification agreements with its officers and directors. The Company believes that its charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended March 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were complied with except for one former officer, Donald Houston, who filed a late Form 4 regarding one open market purchase in May 1996.

                        AMENDMENT OF THE 1996 STOCK PLAN

BACKGROUND

     The 1996 Stock Plan was adopted by the Board of Directors and approved by the stockholders in 1996, and it was subsequently amended and restated by the Board in order to take advantage of the revision of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without giving effect to the amendment described below, a total of 500,000 shares of Common Stock, par value $.001, has been reserved for issuance, as well as up to an additional 500,000 shares to the extent that outstanding options previously granted under the expired Amended and Restated 1986 Stock Option Plan (the "1986 Plan") are not exercised prior to their expiration.

     The Board of Directors has approved an amendment to the 1996 Plan to increase the number of shares reserved for issuance thereunder by 1,000,000, bringing the total number of shares reserved for issuance to 1,500,000, together with up to an additional 500,000 shares of Common Stock to the extent that outstanding options previously granted under the 1986 Plan expire unexercised.

     The Company is currently engaged in a nationwide search for a new CEO. The Company anticipates that it will grant a significant number of stock options in connection with the hire of an individual to fill this position.

     As of March 31, 1997, approximately 731,000 shares were subject to outstanding options under both the 1986 Plan and the 1996 Plan at prices ranging from $.19 to $36.88. The closing price of a share of Proxima Corporation Common Stock on June 1, 1997, was $4.81.

VOTE REQUIRED

     The affirmative vote of a majority of the shares of the Votes Cast will be required to approve the Plan and reserve shares thereunder. Votes that are cast against the proposal are counted for the purposes of determining the total number of Voting Shares with respect to this proposal. The Board of Directors recommends that stockholders vote "FOR" the adoption of the amendment to the 1996 Plan.

DESCRIPTION OF THE AMENDED AND RESTATED 1996 STOCK PLAN

     General. The 1996 Plan provides for the discretionary grant of options and stock purchase rights ("Rights") to employees and directors of and consultants to the Company. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

     Purpose. The purpose of the 1996 Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business.

     Administration. The 1996 Plan may generally be administered by the Board or a Committee appointed by the Board. However, with respect to grants of options and Rights to employees who are also officers or directors of the Company ("Insiders"), if the Company wishes to qualify such transactions as exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule thereto ("Rule 16b-3"), the transactions shall be structured to satisfy the Rule 16b-3 exemption requirements, including, if necessary or appropriate, approvals of the transactions by the entire Board or by a committee consisting solely of two or more "nonemployee directors," as defined in Rule 16b-3. Also, to the extent that the Company wishes to qualify option grants as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee of two or more "outside directors" within the meaning of Section 162(m). The administrators of the 1996 Plan are referred to herein as the "Administrator."

     Eligibility; Limitations. Nonstatutory stock options and Rights may be granted under the 1996 Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and Rights may be granted, the time or times at which such awards may be exercised, and the number of shares subject to each such award. To the extent that the aggregate fair market value of shares with respect to which Incentive Stock Options are exercisable for the first time by an optionee in a calendar year under all Company plans exceeds $100,000, such options shall be treated as nonstatutory options.

     Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers of the Company. To maximize the Company's deduction attributable to options granted to such persons, the 1996 Plan provides that no employee may be granted, in any fiscal year of the Company, options or Rights to purchase more than 200,000 shares of Common Stock, except that in connection with an employee's initial employment, he or she may be granted options or Rights to purchase up to an additional 400,000 shares of Common Stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted and may also reduce the exercise price of any option or Right if the fair market value of the Common Stock covered should decline after the initial grant. The Administrator may also institute an option exchange program, whereby outstanding options are exchanged for options with a lower exercise price. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a more than 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The exercise price of a nonstatutory stock option shall be determined by the Administrator, but if such option is intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code; it must be no less than 100% of the fair market value of the date of grant. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock on the last market trading day before the date the option is granted.

          (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable and may, in its discretion, accelerate the vesting of any outstanding option or extend the post-termination exercise period for options beyond what the Plan otherwise provides. Stock options granted under the 1996 Plan generally vest and become exercisable over forty-eight (48) months. Vesting is tolled during unpaid leaves of absence unless the administrator provides otherwise. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1996 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock (with some restrictions), cashless exercise, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

          (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant. An Incentive Stock Option granted to a more than 10% stockholder may have a term of no more than five
     (5) years from the date of grant. No option may be exercised after the expiration of its term.

          (d) Termination of Employment. If an optionee's employment relationship, directorship or consulting relationship terminates for any reason other than death or disability, the optionee may exercise any Plan options that have vested by the termination date within such time as is set forth in the Notice of Grant or, if no time is so specified, for three months following the termination. For Incentive Stock Options, the exercise period may not exceed three months from the termination date. An optionee's change in status between consultant, employee and director shall not be considered termination, but an Incentive Stock Option shall be treated for tax purposes as a nonstatutory stock option three months and one day after an optionee stops being an employee.

          (e) Death or Disability. If an optionee's employment relationship, directorship or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the 1996 Plan expire on the earlier of (i) 12 months from the date of such termination or
     (ii) the expiration date of such option in the Notice of Grant. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

     (f) Nontransferability of Options. Options granted under the 1996 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

     (g) Offer to Purchase. The Administrator may offer to buy an optionee's option for cash or shares on terms determined by the Administrator.

     (h) Other Provisions. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the 1996 Plan as the Administrator may determine.

     Stock Purchase Rights. A stock purchase right gives the purchaser a period of no longer than six (6) months from the date of grant to purchase Common Stock. A stock purchase right is accepted by the execution of a restricted stock purchase agreement between the Company and the purchaser, accompanied by the payment of the purchase price for the shares. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall give the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment relationship, directorship or consulting relationship with the Company for any reason (including death and disability). The purchase price for any shares repurchased by the Company shall be the original price paid by the purchaser. The repurchase option lapses at a rate determined by the Administrator. A stock purchase right is nontransferable other than by will or the laws of descent and distribution, and may be exercised during the Right holder's lifetime only by the Right holder.

     Adjustments Upon Changes in Capitalization. If the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other increase or decrease in the number of issued shares of Common Stock effected without the receipt of consideration, appropriate adjustments shall be made in the number of shares of stock subject to the 1996 Plan, the number of unissued or returned Plan shares and shares subject to any option or Right outstanding under the 1996 Plan, and the exercise price of any such outstanding award.

     In the event of a liquidation or dissolution, any unexercised options or Rights will terminate. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee's options, including those not otherwise exercisable, and may provide that any Company repurchase right lapses if the proposed liquidation or dissolution takes place as contemplated.

     In connection with any merger or sale of substantially all the assets of the Company, each outstanding option or Right shall be assumed or an equivalent option or right shall be substituted by the successor corporation. If the successor corporation refuses to assume the options and Rights or to substitute substantially equivalent awards, the optionee or Right holder shall be entitled to exercise the option or Right in full, including as to shares not otherwise exercisable. In such event, the Administrator shall notify the optionee or Right holder that the option or Right is fully exercisable for fifteen (15) days from the date of such notice and that the option or Right terminates upon expiration of such period.

     Amendment and Termination. The Board may amend, alter, suspend or terminate the 1996 Plan at any time. However, the Company shall obtain stockholder approval for any amendment to the 1996 Plan to the extent necessary or desirable to comply with Rule 16b-3 or Section 422 of the Code, or any successor rule or statute or other applicable law, including requirements of an exchange or quotation system. No such action by the Board or stockholders may alter or impair any option or Right previously granted under the 1996 Plan without the written consent of the optionee or Right holder. Unless terminated earlier, the 1996 Plan shall terminate ten years from the date of its approval.

FEDERAL INCOME TAX CONSEQUENCES FOR THE 1996 PLAN

     Incentive Stock Options. An optionee who is granted an Incentive Stock Option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the lesser of (A) the difference between the fair market value of the shares at the date of the option exercise and the aggregate exercise price, and (B) the difference between the sale price of the shares and the aggregate exercise price. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or a more than 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time of a grant of a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the aggregate exercise price. Any taxable income recognized in connection with an option exercise by an employee or former employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of the employment relationship, directorship or consulting relationship with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     The purchaser may accelerate to the date of purchase the recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee or former employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or a more than 10% stockholder of the Company.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS, AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE 1996 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN EMPLOYEE'S, DIRECTOR'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE, DIRECTOR OR CONSULTANT MAY RESIDE.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Deloitte & Touche LLP, independent accountants, to audit the books, records and accounts of the Company for fiscal year 1998. Deloitte & Touche has audited the Company's financial statements since fiscal 1983.

     The affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the meeting will be required to approve and ratify the Board's selection of Deloitte & Touche. The Board of Directors recommends voting "FOR" approval and ratification of such selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     A representative of Deloitte & Touche is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

                                 OTHER MATTERS

     Management does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxies in accordance with their judgment.

     The Company has borne the cost of preparing, assembling and mailing this proxy solicitation material.

                                          By Order of the Board of Directors

                                          /S/ THOMAS D. KAMPFER
                                          Thomas D. Kampfer

                                          Secretary

                              PROXIMA CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              1997 ANNUAL MEETING OF STOCKHOLDERS -- JULY 23, 1997

        The undersigned stockholder(s) of Proxima Corporation, a Delaware corporation, hereby appoints Kenneth E. Olson and Dennis A. Whittler, jointly or individually, as proxies with full power to each of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Proxima Corporation to be held July 23, 1997, at 5:00 p.m., local time, at the offices of the corporation, 9440 Carroll Park Drive, San Diego, California 92121 and any adjournments thereof, and to vote all shares of Common Stock which the undersigned is entitled to vote on the matters set forth below:

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE REVERSE SIDE)

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3

                                                              WITHHOLD
                                                 FOR          FOR ALL
1.  Election of Directors                       [   ]          [   ]
    To withhold authority to vote for any individual nominee, strike through the nominee's name below.
    Nominees:
        Patrick Arrington
        Richard E. Belluzzo
        Robert W. Johnson
        Jeffrey M. Nash
        Kenneth E. Olson
        John M. Seiber

                                                 FOR     AGAINST   ABSTAIN
2.  Approve the Amendment to the                [   ]     [   ]     [   ]
    Amended and Restated 1996 Stock
    Plan to increase the number of
    shares reserved for issuance thereunder

3.  Ratify the appointment of                   [   ]     [   ]     [   ]
    Deloitte & Touche LLP as
    independent accountants
    for the ensuing year



Signature(s)_________________________________________________Date:______________
Please sign as name appears hereon. Joint owners should each sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title.

             (ARROW UP)       FOLD AND DETACH HERE       (ARROW UP)